UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. )
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2011
CoreSite Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 777-2673
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A (“Amendment”) amends and restates the Current Report on Form 8-K filed by CoreSite Realty Corporation (the “Company”) on February 25, 2011. This Amendment is being filed because the Code of Business Conduct and Ethics that was included as Exhibit 14.1 to the Current Report filed February 25, 2011 was incorrect. This Amendment includes the correct Code of Business Conduct and Ethics as Exhibit 14.1. This Amendment does not reflect any events that have occurred after the Form 8-K was originally filed on February 25, 2011.
Section 5 — Corporate Governance and Management

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On February 23, 2011, the Company adopted a new Code of Business Conduct and Ethics (the “Code”), which replaced in its entirety the Company’s prior code of business conduct and ethics. The new Code includes a policy regarding intellectual property rights and a more robust whistleblower policy. The Code continues to apply to all directors, officers and employees of the Company and its subsidiaries, providing guidance on general business principles and ethics, the use of the Company’s funds, assets and information, and conflicts of interest.
The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is filed as Exhibit 14.1 to this Current Report and is incorporated herein by reference. A copy of the Code is also available on the Company’s website at www.coresite.com.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) The following exhibits are furnished with this Current Report on Form 8-K.
Exhibit 14.1 — Code of Business Conduct and Ethics, adopted February 23, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION
Date: February 28, 2011	By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.

14.1	Code of Business Conduct and Ethics, adopted February 23, 2011.